Exhibit 99.1
                                                                    ------------

RELEASE: IMMEDIATE                 Investor Contact:  Bernard Patriacca - VP/CFO
                                                      (781) 862-4003



                   MACROCHEM ANNOUNCES REVERSE STOCK SPLIT AND
                        APPOINTMENT OF TWO NEW DIRECTORS

 COMPANY STOCK WILL CONTINUE TO TRADE ON OTCBB UNDER NEW TICKER SYMBOL "MCMP.OB"

     JANUARY 5, 2006, LEXINGTON, MA - MacroChem Corporation (OTCBB: MCMP.OB), announced today that a one-for-seven reverse split of the Company's common stock became effective as of the close of business on December 30, 2005. As a result of the reverse split, MacroChem stockholders at the close of business on December 30, 2005 will receive one share of MacroChem common stock for every seven shares they currently own, and cash payments will be made in lieu of fractional shares to the extent that an individual's holdings are not evenly divisible by seven. American Stock Transfer and Trust Company will serve as the exchange agent in connection with the reverse split and will be mailing instructions to all record holders explaining the process for obtaining new stock certificates. Post-split trading of MacroChem shares on the Over-The-Counter Market on the NASD Electronic Bulletin Board (OTCBB) began on January 3, 2006 under the new ticker symbol "MCMP.OB."

     Additional information about the reverse stock split is available in MacroChem's definitive proxy statement filed with the Securities and Exchange Commission on May16, 2005.

     MacroChem also announced the appointment of Jeffrey B. Davis and Howard S. Fischer to its board of directors. Both Mr. Davis and Mr. Fischer were designated to serve on MacroChem's board of directors by SCO Capital Partners LLC under the terms of the purchase agreement executed in connection with the previously announced $2.5 million private placement of the Company's Series C cumulative convertible preferred stock and warrants to purchase shares of the Company's common stock.

     Mr. Davis (age 42) is president of SCO Securities LLC. He served as senior vice president and chief financial officer of HemaSure, Inc., a publicly traded development stage healthcare technology company. Prior to that, he was vice president, corporate finance, at Deutsche Morgan Grenfell, both in the U.S. and Europe. He also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff. Prior to that, he was involved in marketing and product management at Philips Medical Systems North America. Mr. Davis served previously on the board of Bioenvision, Inc. (Nasdaq: BIVN) and currently is a member of the board of directors of Virium Pharmaceuticals, Inc., a private biotechnology company. Mr. Davis holds a BS in biomedical engineering from Boston University and an MBA degree from The Wharton School, University of Pennsylvania.

                                     -more-

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     Mr. Fischer (age 43) is a Managing Director of SCO Securities LLC. Prior to
that, he was an investment manager and research analyst for Silverback Asset Management's life sciences fund. Before joining Silverback, he was President of an independent healthcare advisory business, providing consulting services to a number of venture capital firms and their portfolio companies, private equity groups and public and private corporations; in addition, he served as a valuation expert in arbitration proceedings. Mr. Fischer was previously an Executive Director at UBS/PaineWebber Global Healthcare Investment Banking and a Director at Prudential Securities Healthcare Investment Banking. He began his investment banking career at Furman Selz LLC. Mr. Fischer holds an MBA from the University of Chicago's Graduate School of Business and a BS degree from the Wharton School, University of Pennsylvania.


FORWARD-LOOKING STATEMENTS

WITH THE EXCEPTION OF HISTORICAL INFORMATION CONTAINED IN THIS PRESS RELEASE, THE MATTERS DESCRIBED HEREIN ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS
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SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED OR REFERRED
TO IN THE SECTION ENTITLED "RISK FACTORS" IN MACROCHEM'S ANNUAL REPORT ON FORM 10-K, AS WELL AS THOSE DISCUSSED ELSEWHERE THEREIN, AND INCLUDE, WITHOUT LIMITATION, RISKS REGARDING PRODUCT DEVELOPMENT, THE TIMING AND RESULTS OF CLINICAL TRIALS, THE REGULATORY APPROVAL PROCESS, CAPITAL REQUIREMENTS,
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EVENTS OR OTHERWISE. FOR MORE INFORMATION VISIT OUR WEBSITE,
HTTP://WWW.MACROCHEM.COM

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